Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Gerard Laurain	Jim Polson:
(312) 384-8041	1-866-268-4744

Neutral Tandem CEO Rian J. Wren Announces Retirement; Board Elects G. Edward Evans CEO;

Neutral Tandem Also Announces $50 million Stock Repurchase Program

CHICAGO, February 21, 2011 – Rian J. Wren, Chief Executive Officer of Neutral Tandem, Inc. (NASDAQ: TNDM) since 2006, has announced his decision to retire from the company on April 1, 2011. He will continue to serve on the Board of Directors following his retirement.

Neutral Tandem’s Board of Directors has elected G. Edward Evans to succeed Mr. Wren as Chief Executive Officer, effective April 1, 2011. Mr. Evans has served on Neutral Tandem’s Board of Directors since November 2008. Mr. Evans will also continue to serve on the Board of Directors.

“On behalf of the other Directors, I would like to thank Rian Wren for his many outstanding contributions to Neutral Tandem,” said Jim Hynes, Founder and Chairman of Neutral Tandem. “We were fortunate to have his guidance and direction at the core of our organization for the past five years, including through our initial public offering and beyond. We are also pleased that Rian will remain actively involved in the company by continuing as a board member.”

“Ed Evans brings extraordinary management talent and a distinguished track record to his new position,” continued Hynes. “Ed’s strategic vision is a perfect match for our company as we move to the next stage of our development.”

“It has been a privilege to lead this tremendous company,” said Wren. “I am exceptionally proud of the efforts of all of our employees who have worked hard to transform Neutral Tandem from a U.S. voice interconnection company into a global IP-based network service company focused on delivering global connectivity solutions.”

Mr. Evans, 49, has served as a Director of Neutral Tandem since November 2008. Mr. Evans is currently the Chairman of the Board and Chief Executive Officer of Stelera Wireless, a leader in deploying broadband services to rural markets throughout the United States. Mr. Evans intends to resign as Chief Executive Officer of Stelera Wireless prior to April 1, 2011. Prior to Stelera Wireless, Mr. Evans served as the Chairman of the Board and Chief Executive Officer of Syniverse Holdings, Inc. Mr. Evans was elected Syniverse’s Chairman in February 2005 after having served as a director since February 2002. Mr. Evans served as the Chief Executive Officer of Syniverse from February 2002 until January 2006. Mr. Evans remained Chairman of the Board of Syniverse until January 2007. From January 1997 to January 2002, Mr. Evans held various executive positions with Dobson Communications Corporation, first as President of its cellular subsidiaries and then as President and Chief Operating Officer of the organization. Today, Mr. Evans serves on the boards of Solix, CTIA—The Wireless Association, Carolina West Wireless, and the Network Reliability and Interoperability Commission, an advisory committee to the FCC.

“I look forward to leading Neutral Tandem and continuing to expand our global footprint and provide solutions for our customers for a variety of media, including voice, data and video,” said Evans.

Stock Repurchase Program

Neutral Tandem also announced today that its Board of Directors has authorized the repurchase of up to $50 million of its outstanding common stock as part of a stock repurchase program.

“We believe that the current share price does not accurately reflect our long-term growth prospects and therefore represents an investment opportunity for both the company and our stockholders,” said Rob Junkroski, Chief Financial Officer of Neutral Tandem. “The strength of our balance sheet will allow us to execute this stock repurchase program. We believe that our new offerings, continued commitment to investment in advanced technologies and strong balance sheet will drive stockholder value going forward.”

Neutral Tandem intends to effect the repurchase program in accordance with the conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchase program will be subject to market conditions and does not obligate Neutral Tandem to repurchase any dollar amount or number of shares of its common stock. The program may be extended, modified, suspended or discontinued at any time. The repurchases, which are expected to be funded from Neutral Tandem’s current cash position of over $100 million, may occur in open market, negotiated or block transactions. As of December 31, 2010, Neutral Tandem had approximately 33.2 million shares of common stock outstanding.

Cautions Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding Neutral Tandem’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Neutral Tandem may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Neutral Tandem makes. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation affecting the telecommunications industry; the effects of competition, including direct connects; the ability to develop and provide new services; technological developments; natural or man-made disasters; the impact of current or future litigation; the ability to attract, develop and retain executives and other qualified employees; the ability to obtain and protect intellectual property rights; changes in general economic or market conditions; the possibility that the expected efficiencies and cost savings from the Tinet acquisition will not be realized, or will not be realized within the expected time period; the risk that our business and the Tinet business will not be integrated successfully; disruption from the Tinet acquisition making it more difficult to maintain business and operational relationships; risks associated with our ability to successfully develop and market international voice services and Ethernet services, including but not limited to identifying, obtaining, operating and maintaining attractive network switch sites, equipment, software and business support systems, such as our Ethernet service web portal, cost estimation errors or overruns, interconnection delays, material delays or shortages, our inability to obtain necessary third party rights or permits on a timely basis, if at all, and other factors, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market international voice and Ethernet services; foreign currency fluctuations; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of Neutral Tandem’s Annual Report on Form 10-K for the period ended December 31, 2009 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as such Risk Factors may be updated from time to time in subsequent reports. Neutral Tandem does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Neutral Tandem, Inc.

Headquartered in Chicago, Neutral Tandem, Inc. provides voice, data and video interconnection services worldwide. Neutral Tandem recently acquired Tinet, a global carrier exclusively committed to the IP Transit and Ethernet wholesale market. The acquisition combines Neutral Tandem’s interconnection services for wireless, wireline, cable and broadband companies with Tinet’s global IP backbone. Collectively, Neutral Tandem provides voice, IP Transit and Ethernet solutions to carriers, service providers, and content management firms worldwide. With over 100 Ethernet sites worldwide, the company is now the largest global Ethernet interconnection provider, a top 10 global IPv4 backbone provider and a leading IPv6 network worldwide. Please visit Neutral Tandem’s website at www.neutraltandem.com and follow us on Twitter@NeutralTandem.